UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2012

Cole Credit Property Trust IV, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-169533 (1933 Act)	27-3148135
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

CVS – Charleston, SC - On April 26, 2012, Cole CV Charleston SC, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Cole Operating Partnership IV, LP (“CCPT IV OP”), the operating partnership of Cole Credit Property Trust IV, Inc. (the “Company”), entered into an agreement of purchase and sale with SC Charleston Investors I, LLC, a Delaware limited liability company (“SC Investors”), which is not affiliated with the Company, its advisor or affiliates. Pursuant to the terms of the agreement, CCPT IV OP purchased an approximately 10,000 square foot single-tenant retail building leased to South Carolina CVS Pharmacy, LLC and located in Charleston, SC (the “CV Charleston Property”), for a purchase price of approximately $2.1 million, exclusive of closing costs. The lease is guaranteed by CVS Caremark Corporation.  The CV Charleston Property was constructed in 1998.

CVS – Asheville, NC - On April 26, 2012, Cole CV Asheville NC, LLC, a Delaware limited liability company, a wholly-owned subsidiary of CCPT IV OP, entered into an agreement of purchase and sale with NC Asheville Investors I, LLC, a Delaware limited liability company (“NC Investors”). Pursuant to the terms of the agreement, CCPT IV OP purchased an approximately 10,000 square foot single-tenant retail building leased to North Carolina CVS Pharmacy, LLC and located in Asheville, NC (the “CV Asheville Property”), for a purchase price of approximately $2.4 million, exclusive of closing costs. The lease is guaranteed by CVS Caremark Corporation.  The CV Asheville Property was constructed in 1998.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information pertaining to property acquisitions set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.

CCPT IV OP, through its wholly-owned subsidiaries, acquired the CV Charleston Property and the CV Asheville Property (the “Property Acquisitions”) from SC Investors and NC Investors, respectively, on April 26, 2012. The principal provisions of the lease terms for the major tenants at the Property Acquisitions are set forth in the following table:

% of
		Total	Total			Base Rent
		Square	Rentable		Current	per
		Feet	Square	Renewal	Annual Base	Square
Property	Major Tenants (1)	Leased	Feet	Options (2)	Rent	Foot	Lease Term (3)
CVS – Charleston, SC	South Carolina CVS	10,125	100%	5/5 yr.	$144,300	$14.25	4/26/2012	4/30/2037
Pharmacy, LLC
CVS – Asheville, NC	North Carolina CVS	10,125	100%	5/5 yr.	159,700	15.77	4/26/2012	4/30/2037
Pharmacy, LLC

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the respective property.
(2)	Represents number of renewal options and the term of each option.
(3)	Represents lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancellable lease term. Pursuant to each of the leases, the tenants are required to pay substantially all operating expenses and capital expenditures in addition to base rent.

The Property Acquisitions were funded with proceeds from the Company’s ongoing public offering of common stock and with borrowings from the Company’s revolving bank credit facility (the “Credit Facility”). CCPT IV OP borrowed approximately $5.2 million under the Credit Facility on April 24, 2012. As of April 26, 2012, the Borrowing Base under the Credit Facility based on the underlying collateral pool for qualified properties and amount outstanding under the Credit Facility was approximately $16.6 million. In connection with the acquisitions, the Company paid an affiliate of Cole REIT Advisors IV, LLC, the Company’s advisor, aggregate acquisition fees of approximately $90,000.

In evaluating the CV Charleston Property and the CV Asheville Property (each a “Property”) as potential acquisitions, including the determination of an appropriate purchase price to be paid for each Property, the Company considered a variety of factors, including the condition and financial performance of each Property; the terms of the existing lease and the creditworthiness of the tenants; Property location, visibility and access; age of the respective Property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; and neighborhood growth patterns and economic conditions. The Company does not currently have plans to renovate, improve or develop any Property, and the Company believes that each Property is adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information pertaining to the Company’s borrowings under the Credit Facility set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real properties described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before July 10, 2012, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions

None.

(d) Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 30, 2012	COLE CREDIT PROPERTY TRUST IV, INC.
	By:	/s/Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Vice President of Accounting Principal Accounting Officer